Exhibit 10.4

ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT (the “Assignment”) is made this 27th day of February, 2009, by and among EXETER 2150 CABOT, L.P., a Pennsylvania limited partnership (the “Landlord”) and HYDROGEL DESIGN SYSTEMS, INC., a Delaware corporation (the “Assignor”); and AQUAMED TECHNOLOGIES, INC., a Delaware corporation (the “Assignee”).

WITNESSETH

A.           Landlord (as successor-in-interest to 2150 Cabot, LLC) and Assignor entered into that certain Assignment and Amended and Restated Net Lease dated January 25, 2002, as amended by the Amendment No. 1 to Schedule A of Assignment and Amended and Restated Lease dated September 30, 2002, the Amendment to Lease dated February 23, 2007 and the Third Amendment to Lease dated contemporaneously with this Assignment (collectively, referred to as the “Lease”) pursuant to which Landlord leases to Assignor, and Assignor leases from Landlord, a portion of the building located at 2150 Cabot Boulevard, Langhorne, Pennsylvania, as defined more fully in the Lease.

B.           In connection with the restructuring of the assets of Assignor, Assignor now desires to assign all of its right, title and interest in and to the Lease to Assignee (the “Assignment”), Assignee desires to accept such Assignment from Assignor, and Landlord desires to consent to such Assignment, all in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the covenants and conditions set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1..            Recitals/Definitions The above recitals are true and correct and are hereby incorporated into this Assignment as if set forth herein at length. Any and all terms not defined herein shall have the definitions set forth in the Lease.

2.           Assignment, Assumption and Consent. Effective as of the date hereof and with the consent of Landlord which is hereby granted: (i) Assignor hereby assigns to Assignee all of Assignor’s rights, covenants, obligations and liabilities in and to the Lease including, without limitation, all of Assignor’s rights to occupy the Premises, and to exercise any and all other lights of Assignor as Tenant under the Lease; and (ii) Assignee hereby unconditionally assumes all of Assignor’s rights, covenants, obligations and liabilities under the Lease, and agrees to pay when due all rents and other charges under the Lease and to perform and observe all of the other terms and conditions on Tenant’s part to be performed and observed under the Lease. As of the date hereof, all references to Tenant in the Lease shall refer to Assignee. Assignee confirms that it has reviewed the Lease with any legal counsel of Assignee’s choosing and Assignee agrees that Landlord shall have the right of direct action against Assignee pursuant to the same remedies as are available against Tenant.

3.            Representations and Warranties of Assignor. Assignor hereby represents and warrants to Assignee and Landlord as follows:

a.        Assignor has not previously assigned any of its rights under the Lease;

b.       Assignor has full right, title and authority to assign the Lease to Assignee (subject to the consent of Landlord us set forth herein);

c.       Assignor has fully performed all terms, covenants and conditions of the Lease on Assignor’s part to be performed prior to the date hereof;

d.       There are no claims, security interests or liens against the Lease or the Premises, or to any fixtures and/or personal property installed by Assignor in the Premises; and

e.       The creditworthiness of Assignee is equal to or greater than the creditworthiness of Assignor.

4.            Liability of Assignor. Nothing in this Assignment shall be deemed to relieve Assignor from any of its obligations or liabilities under the Lease whether accruing prior to or after the date hereof, and Assignor hereby agrees to be bound by any amendment to the Lease after the date hereof which is executed by the then current Tenant. In furtherance of the foregoing, it is specifically understood and agreed that in the event of an Event of Default under the Lease, Landlord shall be entitled to commence any action or proceeding against Assignor or otherwise exercise any available remedies at law or in equity to enforce the provisions of the Lease against Assignor without first commencing any action or otherwise proceeding against Assignee or any other party, or otherwise exhausting all of its available remedies against Assignee or any other party.

5.            Liability of Assignee.

a.       Assignee hereby agrees to become fully liable for the prompt and faithful payment and performance of all of the covenants, obligations and liabilities of Assignor, its successors and assigns, under the Lease, including, but not limited to, the payments of all rent and other sums payable under the Lease, all damages in the event of any default or other breach of the Lease, and all other sums due Landlord thereunder, and also for all representations of Assignor and indemnity and reimbursement obligations of Assignor under the Lease, all of which obligations are incorporated herein by reference.

6.            Miscellaneous. Except as expressly set forth herein, the Lease is unmodified and in full force and effect. This Assignment shall be binding upon and shall inure to the benefit of the parties and their successors and assigns.

7.            Limited Consent. The consent of Landlord shall be deemed limited solely to the transfer as provided in this Assignment, and Landlord reserves the right to consent or to withhold consent and all other rights under the Lease with respect to any other matters including, without limitation, any assignments, subleases or transfers of the Lease or any interest therein or thereto.

8.            Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be an original, and all of which taken together shall constitute a single agreement. For purposes of this Assignment, a telecopy of an executed counterpart shall constitute an original. Any party delivering an executed counterpart of this Assignment by telecopier shall also deliver an original executed counterpart of this Assignment, but the failure to deliver an original executed counterpart shall not affect the validity of this Assignment.

IN WITNESS WHEREOF, the parties have executed this Assignment on the date first written above.

LANDLORD:

EXETER 2150 CABOT, L.P.,
a Pennsylvania limited partnership

	By:	Exeter 2150 Cabot, LLC,
a Pennsylvania limited liability company,
its sole general partner

Signed in the presence of:	By:	Exeter Industrial REIT I,
a Maryland Business Trust,
its sole member

	By:	/s/ Timothy J. Weber
Witness		Name:	Timothy J. Weber
		Title:	Secretary/Treasurer

ASSIGNEE:

HYDROGEL DESIGN SYSTEMS, INC.,
a Delaware corporation
Signed in the presence of:

	By:	/s/ Matthew Harriton
Witness		Name:	Matthew Harriton
		Title:	President

ASSIGNEE:

AQUAMED TECHNOLOGIES, INC.,
a Delaware corporation
Signed in the presence of:

	By:	/s/ Benjamin Mayer
Witness		Name:	Benjamin Mayer
		Title:	President